EXHIBIT 32.1

Certification of Periodic Financial Reports

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify that they are the duly appointed and acting Chief Executive Officer and Chief Financial Officer of Northern Minerals & Exploration Ltd., and hereby further certify as follows:

1.	The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934.

2.

The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

In witness whereof, the undersigned have executed and delivered this certificate as of the date set forth opposite their signatures below.

Date: June 13, 2024	/s/ Ivan Webb
Ivan Webb
Chief Executive Officer

Date: June 13, 2024	/s/ Rachel Boulds
Rachel Boulds
Chief Financial Officer